EXHIBIT 99.1

CORRECTION -- Sun American Bancorp Reports Financial Results for the Year Ended and the Fourth Quarter of 2008

BOCA RATON, Fla., Feb. 13, 2009 (GLOBE NEWSWIRE) -- In a release issued earlier today by Sun American Bancorp (the "Company") (Nasdaq:SAMB), under the same headline, please note that the Consolidated Balance Sheets financial table should have been December 31, 2008 (unaudited) and not September 30, 2008, (unaudited). The corrected table follows:

                         SUN AMERICAN BANCORP
                      CONSOLIDATED BALANCE SHEETS

                                           December 31,   December 31,
                                              2008           2007
                                          -------------  -------------
                                           (Unaudited)     (Audited)
 ASSETS
 Cash and due from financial institutions $   5,371,609  $   8,109,917
 Federal funds sold                          11,189,000             --
                                          -------------  -------------
    Total cash and cash equivalents          16,560,609      8,109,917
 Securities available for sale               30,285,750      5,778,655
 Securities held to maturity (fair value
  2008 - $54,170,963, 2007 - $50,940,402)    52,752,317     50,306,758
 Loans, net of allowance for loan losses
  of $5,621,532 and $6,503,508              466,959,119    439,961,953
 Federal Reserve Bank stock                   3,018,150      3,180,900
 Federal Home Loan Bank stock                 3,740,600      4,658,500
 Accrued interest receivable                  2,656,414      2,698,469
 Premises and equipment, net                  9,991,118     11,211,441
 Goodwill                                            --     42,362,255
 Intangibles                                         --      2,719,538
 Other assets                                 4,963,019      6,884,053
                                          -------------  -------------
                                          $ 590,927,096  $ 577,872,439
                                          =============  =============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Deposits
    Non-interest bearing                  $  43,116,630  $  50,098,536
    Interest bearing                        400,371,612    330,608,180
                                          -------------  -------------
       Total deposits                       443,488,242    380,706,716
 Securities sold under agreements
  to repurchase                              35,916,706     14,983,655
 Federal Home Loan Bank advances             58,000,000     78,000,000
 Notes payable                                7,528,871      2,703,155
                                          -------------  -------------
 Accrued expenses and other liabilities       3,268,828      3,660,365
                                          -------------  -------------
       Total liabilities                    548,202,647    480,053,891

 Minority interest                               14,087         27,359
 Stockholders' equity
    Preferred Stock, $0.01 par value;
     5,000,000 shares authorized:
       Series A - 93,750 issued and
        outstanding at December 31, 2008
       None issued and outstanding at
        December 31,2007                        375,000             --
    Common stock, $.025 par value;
     20,000,000 shares authorized;
      10,934,944 issued and 10,230,466
       shares outstanding at
       December 31, 2008
      10,934,944 issued and 10,632,434
       shares outstanding at
       December 31, 2007                        273,374        273,374
    Additional paid-in capital              106,864,390    105,728,957
    Accumulated deficit                    (60,576,158)    (6,025,754)

    Treasury stock, 704,478 shares at
     December 31, 2008, 302,510 shares at
     December 31, 2007                      (3,574,046)    (1,990,641)
    Accumulated other comprehensive loss      (652,198)      (194,747)
                                          -------------  -------------
    Total stockholders' equity               42,710,362     97,791,189
                                          -------------  -------------
                                          $ 590,927,096  $ 577,872,439
                                          =============  =============

CONTACT:  Sun American Bancorp
          Michael E. Golden, President, Chairman and CEO
          Robert Nichols, CFO
          (561) 544-1908